UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

WATER CHEF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30544	86-0515678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 South Service Road, Suite 100, Melville, NY		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 577-7915

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, Water Chef, Inc. (the “Company”) issued a press release announcing the appointment of Malcolm Hoenlein as a director of the Company on March 14, 2008 to serve until the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with such appointment, on March 14, 2008 the Company’s board of directors (the “Board”) granted to Mr. Hoenlein 250,000 restricted shares of the Company’s common stock, which will vest on the one-year anniversary of his appointment to the Board.  Mr. Hoenlein also received a warrant to purchase 500,000 shares of the Company’s common stock, which is exercisable for a three-year period following the one-year anniversary of his appointment to the Board at an exercise price of $0.0667 per share, which represents the average closing price of the Company’s common stock during the three trading days prior to the grant date.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER CHEF, INC.

Date: March 17, 2008
	By:	/s/ Leslie Kessler
Leslie Kessler
Chief Executive Officer and President